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EXHIBIT 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER
OF YADKIN VALLY FINANCIAL CORPORATION.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Yadkin Valley Financial Group (the "Company") on Form 10-K for the period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Edwin E. Laws, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

  1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ EDWIN E. LAWS Edwin E. Laws Chief Financial Officer Yadkin Valley Financial Group February 5, 2008

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  EXHIBIT 32.2